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Exhibit 23.a

Consent of Independent Auditors

        We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 21, 2002, in the Pre-Effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-88392) and related Prospectus of Aaron Rents, Inc. dated May 22, 2002 and to the incorporation by reference therein of our report dated February 21, 2002, with respect to the consolidated financial statements of Aaron Rents, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                    /s/ Ernst & Young LLP

Atlanta, Georgia
May 22, 2002

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  Exhibit 23.a
Consent of Independent Auditors